UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2007

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On February 27, 2007, Fannie Mae (formally, the Federal National Mortgage Association) filed a Form 12b-25 with the Securities and Exchange Commission ("SEC") to report that it will not timely file its Annual Report on Form 10-K for the year ended December 31, 2006.

The narrative portions of the Form 12b-25, copies of which are filed as Exhibit 99.1 to this report, are incorporated herein by reference.

The information in this item shall be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 3.02 Unregistered Sales of Equity Securities.

Under the Fannie Mae Stock Compensation Plan of 1993 and the Fannie Mae Stock Compensation Plan of 2003 (the "Plans"), Fannie Mae regularly provides stock compensation to employees and members of the Board of Directors to attract, motivate and retain these individuals and promote an identity of interests with shareholders.

During the quarter ended December 31, 2006, Fannie Mae issued 852,644 shares of common stock upon the exercise of stock options for an aggregate exercise price of approximately $33.8 million, of which approximately $12.5 million was paid in cash and the remainder was paid by the delivery to Fannie Mae of 360,296 shares of common stock. Options granted under the Plans typically vest 25% per year beginning on the first anniversary of the date of grant and expire ten years after the grant.

In consideration of services rendered or to be rendered, Fannie Mae also issued 72,700 shares of restricted stock during the quarter ended December 31, 2006. In addition, 7,505 restricted stock units vested, as a result of which 4,985 shares of common stock were issued and 2,520 shares of common stock that otherwise would have been issued were withheld by Fannie Mae in lieu of requiring the recipients to pay Fannie Mae the withholding taxes due upon vesting. Shares of restricted stock and restricted stock units granted under the Plans typically vest in equal annual installments over three or four years beginning on the first anniversary of the date of grant. Each restricted stock unit represents the right to receive a share of common stock at the time of vesting. As a result, restricted stock units are generally similar to restricted stock, except that restricted stock units do not confer voting rights on their holders.

All options, shares of restricted stock and restricted stock units were granted to persons who were employees or members of the Board of Directors of Fannie Mae.

The securities Fannie Mae issues are "exempted securities" under laws administered by the SEC to the same extent as securities that are obligations of, or are guaranteed as to principal and interest by, the United States. As a result, Fannie Mae does not file registration statements with the SEC with respect to offerings of Fannie Mae securities.

Item 8.01 Other Events.

ISSUER REPURCHASES

Fannie Mae repurchased 9,223 shares of common stock from employees for a weighted average purchase price of $60.217 per share under Fannie Mae’s previously announced Employee Stock Repurchase Program during the quarter ended December 31, 2006. In addition, during this same period Fannie Mae repurchased 4,364 shares of common stock for a weighted average purchase price of $58.609 per share in a limited number of instances relating to financial hardship. During the quarter ended December 31, 2006, Fannie Mae also reacquired 30,399 shares from employees to pay an aggregate of approximately $1.8 million in withholding taxes due upon the vesting of restricted stock, accepted 63,989 shares from employees to pay an aggregate of approximately $3.8 million in withholding taxes due upon the exercise of employee stock options, and accepted 360,296 shares of common stock from employees at a weighted average fair market value of $59.226 to pay an aggregate exercise price of approximately $21.3 million for employee stock options.

INFORMATION ABOUT CERTAIN DEBT AND MBS ISSUANCES BY FANNIE MAE CAN BE FOUND ON FANNIE MAE’S WEB SITE

Pursuant to SEC regulations, public companies are required to disclose certain information when they incur a material direct financial obligation or become directly or contingently liable for a material obligation under an off-balance sheet arrangement. The disclosure must be made on a Form 8-K under Item 2.03 or, if the obligation is incurred in connection with certain types of securities offerings, in prospectuses for that offering that are filed with the SEC.

Fannie Mae’s securities offerings are exempted from SEC registration requirements. As a result, Fannie Mae is not required to and does not file registration statements or prospectuses with the SEC with respect to its securities offerings. To comply with the disclosure requirements of Form 8-K relating to the incurrence of material financial obligations, Fannie Mae will report its incurrence of these types of material obligations either in offering circulars or prospectuses (or supplements thereto) that it will post on its Web site or file in a Form 8-K, in accordance with a "no-action" letter we received from the SEC staff. In cases where the information is disclosed in a prospectus or offering circular posted on Fannie Mae’s Web site, the document will be posted on our Web site within the same time period that a prospectus for a non-exempt securities offering would be required to be filed with the SEC.

The Web site address for disclosure about Fannie Mae’s debt securities is www.fanniemae.com/debtsearch. From this address, investors can access the offering circular and related supplements for debt securities offerings under Fannie Mae’s universal debt facility, including pricing supplements for individual issuances of debt securities.

Disclosure about Fannie Mae’s off-balance sheet obligations pursuant to some of the mortgage-backed securities Fannie Mae issues can be found at www.fanniemae.com/mbsdisclosure. From this address, investors can access information and documents about our mortgage-backed securities, including prospectuses and related prospectus supplements or preliminary data statements for specific issuances.

Fannie Mae does not intend the Internet addresses in the preceding paragraphs to be active links. Therefore, the information that appears on these Web sites is not incorporated into this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) The exhibit index filed herewith is incorporated herein by reference.

Exhibit 99.1 to this report shall be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

February 27, 2007	By:	Robert T. Blakely

Name: Robert T. Blakely
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Narrative portions of Form 12b-25 filed by Fannie Mae on February 27, 2007